Exhibit 10.26

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of this 26th day of February 2008, by and between eLoyalty Corporation, a Delaware Corporation (“eLoyalty”) and Kelly D. Conway, a resident of the State of Illinois (the “Employee”).

A. eLoyalty and Employee are parties to that certain Amended and Restated Employment Agreement, dated as of December 28, 2007 (the “Agreement”), setting forth the terms and conditions of Employee’s employment with eLoyalty.

B. The parties desire to amend the Agreement as set forth herein to clarify certain aspects of Employee’s terms of employment.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2. The Agreement hereby is amended by deleting the final sentence of Section 5 and inserting the following language in lieu thereof: “The payment date for any bonus measured on the basis of a performance period other than the calendar year shall be no later than 2- 1/2 months following the end of the Company’s fiscal year.”

3. The Agreement hereby is amended by deleting the final sentence of Section 8 and inserting the following language in lieu thereof: “In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Employee’s participant’s stock awards.”

4. The Agreement shall remain unmodified other than as expressly set forth herein and, as so modified, shall remain in full force and effect.

IN WITNESS WHEREOF, Employee and the duly authorized officer of eLoyalty have executed this Amendment as of the date set forth above.

Employee	eLoyalty Corporation

	By:	/s/ STEVEN H. SHAPIRO
	Name:	Steven H. Shapiro
/s/ KELLY D. CONWAY	Title:	VP, General Counsel
Kelly D. Conway		& Corporate Secretary